Exhibit 3.7

AMENDED AND RESTATED

BYLAWS

OF

Kidpik Corp.

a Delaware Corporation

Adopted by the Stockholders on May 9, 2021

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Amended and Restated

Bylaws of Kidpik Corp.

TABLE OF CONTENTS

ARTICLE I. DEFINITIONS		1
1.1.	Definitions.	1
1.2.	Offices.	1
ARTICLE II. OFFICES		1
2.1.	Principal Office.	1
2.2.	Registered Office.	1
2.3.	Other Offices.	2
ARTICLE III. MEETINGS OF STOCKHOLDERS		2
3.1.	Annual Meetings.	2
3.2.	Special Meetings.	2
3.3.	Place of Meetings.	2
3.4.	Notice of Meetings.	3
3.5.	Notice of Stockholder Business and Nominations.	3
3.6.	Waiver of Notice.	6
3.7.	Adjournment of Meeting.	6
3.8.	Quorum.	6
3.9.	Organization.	7
3.10.	Conduct of Business.	7
3.11.	List of Stockholders.	7
3.12.	Fixing of Record Date.	7
3.13.	Voting of Shares.	7
3.14.	Inspectors.	8
3.15.	Proxies.	9
3.16.	Action by Consent.	9
3.17.	Cumulative Voting.	11
3.18.	Telephonic or Virtual Meetings.	11
ARTICLE IV. BOARD OF DIRECTORS		11
4.1.	General Powers.	11
4.2.	Number.	11
4.3.	Election of Directors and Term of Office.	11
4.4.	Resignations.	12
4.5.	Removal.	12
4.6.	Vacancies.	12
4.7.	Chairman of the Board.	12
4.8.	Compensation.	12
4.9.	Insuring Directors, Officers, and Employees.	12
4.10.	Delegation of Authority.	13
4.11.	Nominations.	13
ARTICLE V. MEETINGS OF DIRECTORS		13
5.1.	Regular Meetings.	13

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Amended and Restated

Bylaws of Kidpik Corp.

5.2.	Place of Meetings.	13
5.3.	Meetings by Telecommunications or other Electronic Meetings.	13
5.4.	Special Meetings.	14
5.5.	Notice of Special Meetings.	14
5.6.	Waiver by Presence.	14
5.7.	Quorum.	14
5.8.	Conduct of Business.	14
5.9.	Action by Consent.	15
5.10.	Transactions with Interested Directors.	15
ARTICLE VI. COMMITTEES		15
6.1.	Committees of the Board.	15
6.2.	Selection of Committee Members.	15
6.3.	Conduct of Business.	15
6.4.	Authority.	16
6.5.	Minutes.	16
6.6.	Committees.	16
All Committees and all powers provided to such Committees shall be consistent		16
ARTICLE VII. OFFICERS		16
7.1.	Officers of the Company.	16
7.2.	Election and Term.	16
7.3.	Compensation of Officers.	16
7.4.	Removal of Officers and Agents.	16
7.5.	Resignation of Officers and Agents.	16
7.6.	Bond.	16
7.7.	Chief Executive Officer.	17
7.8.	President.	17
7.9.	Vice Presidents.	17
7.10.	Chief Financial Officer.	17
7.11.	Secretary.	17
7.12.	Assistant Secretaries.	18
7.13.	Treasurer.	18
7.14.	Assistant Treasurers.	18
7.15.	Other Officers.	18
7.16.	Delegation of Authority.	18
7.17.	Action with Respect to Securities of Other Corporations.	18
7.18.	Vacancies.	18
ARTICLE VIII. CONTRACTS, DRAFTS, DEPOSITS AND ACCOUNTS		19
8.1.	Contracts.	19
8.2.	Drafts.	19
8.3.	Deposits.	19
8.4.	General and Special Bank Accounts.	19

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Bylaws of Kidpik Corp.

ARTICLE IX. CERTIFICATES FOR SHARES AND THEIR TRANSFER		19
9.1.	Certificates for Shares.	19
9.2.	Transfer of Shares.	21
9.3.	Lost Certificates.	21
9.4.	Regulations.	21
9.5.	Holder of Record.	21
9.6.	Treasury Shares.	21
9.7.	Consideration For Shares.	21
ARTICLE X. INDEMNIFICATION		21
10.1.	Definitions.	21
10.2.	Indemnification.	22
10.3.	Successful Defense.	22
10.4.	Determinations.	22
10.5.	Advancement of Expenses.	23
10.6.	Employee Benefit Plans.	23
10.7.	Other Indemnification and Insurance.	24
10.8.	Notice.	24
10.9.	Construction.	24
10.10.	Continuing Offer, Reliance, etc.	24
10.11.	Effect of Amendment.	24
ARTICLE XI. TAKEOVER OFFERS		25
11.1.	Takeover Offers.	25
ARTICLE XII. DIVIDENDS		25
12.1.	General.	25
12.2.	Dividend Reserve.	25
ARTICLE XIII. NOTICES		25
13.1.	General.	25
13.2.	Waiver of Notice.	25
13.3.	Electronic Notice.	25
13.4.	Undeliverable Notices.	26
ARTICLE XIV. MISCELLANEOUS		26
14.1.	Facsimile Signatures.	25
14.2.	Corporate Seal.	26
14.3.	Fiscal Year.	27
14.4.	Bylaw Provisions Additional and Supplemental to Provisions of Law.	27
14.5.	Bylaw Provisions Contrary to or Inconsistent with Provisions of Law.	27
14.6.	Representation of Shares of Other Corporations.	27
ARTICLE XV. AMENDMENTS		27
15.1.	Amendments.	27

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Amended and Restated

Bylaws of Kidpik Corp.

AMENDED AND RESTATED

BYLAWS

OF

KIDPIK CORP.

a Delaware Corporation

ARTICLE I.

DEFINITIONS

1.1. Definitions. Unless the context clearly requires otherwise, in these Bylaws:

1.1.1 “Board” means the board of directors of the Company and/or an authorized Committee of the Board, as applicable.

1.1.2 “Bylaws” means these Amended and Restated Bylaws as adopted by the Board and includes amendments subsequently adopted by the Board or by the Stockholders.

1.1.3 “Certificate of Incorporation” or “Certificate” means the Certificate of Incorporation of Kidpik Corp., as filed with the Secretary of State of the State of Delaware and includes all amendments thereto and restatements thereof subsequently filed.

1.1.4 “Company” means Kidpik Corp., a Delaware corporation.

1.1.5 “Delaware Law” means the Delaware General Corporation Law (Title 8, Chapter 1 of the Delaware Code).

1.1.6 “Section” refers to sections of these Bylaws.

1.1.7 “Stockholder” or “Stockholders” means stockholder(s) of record of the Company.

1.2. Offices. The title of an office refers to the person or persons who at any given time perform the duties of that particular office for the Company.

ARTICLE II.

OFFICES

2.1. Principal Office. The Company may locate its principal office within or without the state of incorporation as the Board may determine.

2.2. Registered Office. The registered office of the Company required by law to be maintained in the state of incorporation may be, but need not be, the same as the principal place of business of the Company. The Board may change the address of the registered office from time to time.

Bylaws of Kidpik Corp.

2.3. Other Offices. The Company may have offices at such other places, either within or without the state of incorporation, as the Board may designate or as the business of the Company may require from time to time.

ARTICLE III.

MEETINGS OF STOCKHOLDERS

3.1. Annual Meetings. The Stockholders of the Company shall hold their annual meetings for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings at such time, date and place as the Board shall determine by resolution, provided the Board may also determine that a virtual meeting of Stockholders by means of remote communication shall be held in addition to or instead of a physical meeting as permitted by Delaware law.

3.2. Special Meetings. The Board, the Chairman of the Board, the President, a majority of the members of the Board or a committee of the Board duly designated and whose powers and authority include the power to call meetings may call special meetings of the Stockholders of the Company at any time for any purpose or purposes. Special meetings of the Stockholders of the Company may also be called by the holders of at least 25% of all shares entitled to vote at the proposed special meeting.

If any person(s) other than the Board or the Chairman call a special meeting, the request shall:

(i)	be in writing;

(ii)	specify the general nature of the business proposed to be transacted; and

(iii)	be delivered personally or sent by registered mail or by facsimile transmission to the Secretary of the Company.

(iv)	additionally, if the special meeting is called by Stockholders as provided above, the request shall include documentation sufficient to confirm the Stockholder(s) total ownership of shares entitled to vote at the proposed special meeting.

Upon receipt of such a request, the Board shall determine the date, time and place of such special meeting, which must be scheduled to be held on a date that is within ninety (90) days of receipt by the Secretary of the request therefor, and the Secretary of the Company shall prepare a proper notice thereof. No business may be transacted at such special meeting other than the business specified in the notice to Stockholders of such meeting.

3.3. Place of Meetings. The Stockholders shall hold all meetings at such places, within or without the State of Delaware, as the Board or a committee of the Board shall specify in the notice or waiver of notice for such meetings. The Board of Directors may, in its sole discretion, (a) determine that a meeting of Stockholders shall not be held at any place, but may instead be held solely, or (b) permit participation by Stockholders at such meeting, by means of remote communication as authorized by Delaware Law, including, but not limited to, Section 211(a)(2) of Delaware Law.

Bylaws of Kidpik Corp.

3.4. Notice of Meetings. Except as otherwise required by law, the Board or a committee of the Board shall give notice of each meeting of Stockholders, whether annual or special, not less than 10 nor more than 60 days before the date of the meeting. The Board or a committee of the Board shall deliver a notice to each Stockholder entitled to vote at such meeting by delivering a typewritten or printed notice thereof to him personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to him at his address as it appears on the records of the Company, or by transmitting a notice thereof to him at such address by telegraph, telecopy, cable or wireless or, if the Stockholder has provided the Company his, her or its, email and authorization to be contacted via email, via email. If mailed, notice is given on the date deposited in the United States mail, postage prepaid, directed to the Stockholder at his address as it appears on the records of the Company. If emailed, in accordance with the above, notice is given on the date the email is sent to the Stockholder at his, her or its email address as it appears on the records of the Company. An affidavit of the Secretary or an Assistant Secretary or of the Transfer Agent of the Company that he has given notice shall constitute, in the absence of fraud, prima facie evidence of the facts stated therein.

Every notice of a meeting of the Stockholders shall state the place, date and hour of the meeting and, in the case of a special meeting, also shall state the purpose or purposes of the meeting. Furthermore, if the Company will maintain the list at a place other than where the meeting will take place, every notice of a meeting of the Stockholders shall specify where the Company will maintain the list of Stockholders entitled to vote at the meeting.

3.5. Notice of Stockholder Business and Nominations.

(a) Timely Notice. At a meeting of the Stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations or such other business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board or any committee thereof, (ii) otherwise properly brought before the meeting by or at the direction of the Board or any committee thereof, or (iii) otherwise properly brought before an annual meeting by a Stockholder who: (A) is a stockholder of record of the Company at the time such notice of meeting is delivered and at the time the notice required hereunder is delivered to the Secretary, (B) is entitled to vote at the meeting, and (C) complies with the notice procedures and disclosure requirements set forth in this Section 3.5. In addition, any proposal of business (other than the nomination of persons for election to the Board) must be a proper matter for stockholder action. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a Stockholder, the Stockholder or Stockholders of record intending to propose the business (the “Proposing Stockholder”) must have given timely notice thereof pursuant to this Section 3.5(a) or Section 3.5(b) below, as applicable, in writing to the Secretary even if such matter is already the subject of any notice to the Stockholders or Public Disclosure from the Board. “Public Disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission. To be timely, a Proposing Stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company: (x) not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred and twentieth (120th) day in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day that is within thirty (30) days before or after the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting of Stockholders, not later than the close of business on the tenth (10th) day following the date of Public Disclosure of the date of such meeting. In no event shall any adjournment or postponement of an annual meeting, or the Public Disclosure thereof, commence a new notice time period (or extend any notice time period). For purposes of timely notice at the 2022 annual meeting of Stockholders of the Company, a Proposing Stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the date of Public Disclosure of the date of such meeting.

Bylaws of Kidpik Corp.

(b) Stockholder Nominations. For the nomination of any person or persons for election to the Board whether at an annual meeting or a properly called special meeting of Stockholders, a Proposing Stockholder’s notice to the Secretary shall set forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) (A) the number of shares of capital stock of the Company which are owned of record and beneficially by each such nominee and any affiliates or associates of such nominee (if any) and (B) a description of any agreement, arrangement or understanding of the type described in clause (vi)(C) or (vi)(D) of this paragraph, but as it relates to each such nominee rather than the Proposing Stockholder, (iv) (A) if any such nominee is a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Company, or has received any compensation or other payment from any person or entity other than the Company, in each case in connection with candidacy or service as a director of the Company, a detailed description of such agreement, arrangement or understanding and its terms or of any such compensation received and (B) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, (v) the consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected and a representation by the nominee to the effect that, if elected, the nominee will agree to and abide by all policies of the Board and, to the extent applicable to Directors, all policies of the Company, in each case, as may be in place at any time and from time to time, and (vi) as to the Proposing Stockholder: (A) the name and address of the Proposing Stockholder as they appear on the Company’s books and of the beneficial owner, if any, on whose behalf the nomination is being made, (B) the class and number of shares of the Company which are owned by the Proposing Stockholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the Proposing Stockholder’s notice, (C) a description of any agreement, arrangement or understanding with respect to such nomination between or among the Proposing Stockholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Stockholder’s notice by, or on behalf of, the Proposing Stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proposing Stockholder or any of its affiliates or associates with respect to shares of stock of the Company, (E) a representation that the Proposing Stockholder is a holder of record of shares of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (F) a representation whether the Proposing Stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve the election of the nominee and/or otherwise to solicit proxies from Stockholders in support of such election and (G) and, with respect to (B), (C) and (D) above, a representation that the Proposing Stockholder will promptly notify the Company in writing of the same as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

Bylaws of Kidpik Corp.

(c) Other Stockholder Proposals. For all business other than director nominations, a Proposing Stockholder’s notice to the Secretary shall set forth as to each matter the Proposing Stockholder proposes to bring before the annual meeting or properly called special meeting, as the case may be: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) any other information relating to such stockholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, (iii) a description of all agreements, arrangements, or understandings between or among such Proposing Stockholder, or any affiliates or associates of such Proposing Stockholder, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such Proposing Stockholder or any affiliates or associates of such Proposing Stockholder, in such business, including any anticipated benefit therefrom to such Proposing Stockholder, or any affiliates or associates of such Proposing Stockholder; and (iv) the information required by paragraph (b)(vi) above.

(e) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting (except as proposed by the Directors of the Company) except in accordance with the procedures set forth in this Section 3.5; provided, however, that nothing in this Section shall be deemed to preclude discussion by any Stockholder of any business properly brought before the annual meeting.

(f) The Chairman of the Board (or such other person presiding at the meeting in accordance with these Bylaws) shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Bylaws of Kidpik Corp.

(g) Notwithstanding the foregoing provisions of this Section 3.5 and Section 4.11, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.5 and Section 4.11. Nothing in this Section 3.5 or Section 4.11 shall be deemed to affect any rights (a) of Stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to applicable rules and regulations under the Exchange Act or (b) of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in the Certificate of Incorporation, to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

3.6. Waiver of Notice. Whenever these Bylaws require written notice, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall constitute the equivalent of notice. Attendance of a person at any meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. No written waiver of notice need specify either the business to be transacted at, or the purpose or purposes of any regular or special meeting of the Stockholders, directors or members of a committee of the Board.

3.7. Adjournment of Meeting. When the Stockholders, the Board of Directors, or an officer (as provided in Section 3.8 below), adjourn a meeting to another date, time or place, notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, if any, date, time and means of remote communications, if any, of the adjourned meeting shall be given in conformity herewith. At the adjourned meeting, the Stockholders may transact any business which they may have transacted at the original meeting. If the adjournment is for more than 30 days or, if after the adjournment, the Board or a committee of the Board fixes a new record date for the adjourned meeting, the Board or a committee of the Board shall give notice of the adjourned meeting to each Stockholder of record entitled to vote at the meeting.

3.8. Quorum. Except as otherwise required by law, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes at any meeting of the Stockholders except as otherwise provided by applicable law, by the Certificate of Incorporation or by these Bylaws. In the absence of a quorum at any meeting or any adjournment thereof, (A) the Board of Directors, without a vote of the Stockholders, may (1) postpone, reschedule, or cancel any previously scheduled annual meeting of Stockholders and (2) postpone, reschedule, or cancel any previously scheduled special meeting of the Stockholders called by the Board of Directors or management (but not by the Stockholders); or (B) the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, or, in the absence therefrom of all the Stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting to another place, date or time.

If the chairman of the meeting gives notice of any adjourned special meeting of Stockholders to all Stockholders entitled to vote thereat, stating that the minimum percentage of Stockholders for a quorum as provided by Delaware Law shall constitute a quorum, then, except as otherwise required by law, that percentage at such adjourned meeting shall constitute a quorum and a majority of the votes cast at such meeting shall determine all matters.

Bylaws of Kidpik Corp.

Votes cast shall include votes cast against any proposal and shall exclude abstentions and broker non-votes, provided that votes cast against any proposal, abstentions and broker non-votes shall be counted in determining a quorum at any meeting.

3.9. Organization. Such person as the Board may have designated or, in the absence of such a person, the highest ranking officer of the Company who is present shall call to order any meeting of the Stockholders, determine the presence of a quorum, and act as chairman of the meeting. In the absence of the Secretary or an Assistant Secretary of the Company, the chairman shall appoint someone to act as the secretary of the meeting.

3.10. Conduct of Business. The chairman of any meeting of Stockholders shall determine the order of business and the procedure at the meeting, including such regulations of the manner of voting and the conduct of discussion as he/she deems in order.

3.11. List of Stockholders. The Secretary shall prepare and make, at least ten (10) days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to Stockholders of the corporation. The list shall be open to examination of any Stockholder during the time of the meeting as provided by law. Except as otherwise provided by law, the list shall presumptively determine the identity of the Stockholders entitled to vote at the meeting and the number of shares held by each of them.

3.12. Fixing of Record Date. For the purpose of determining Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or Stockholders entitled to receive payment of any dividend, or in order to make a determination of Stockholders for any other proper purpose, the Board or a committee of the Board may fix in advance a date as the record date for any such determination of Stockholders. However, the Board shall not fix such date, in any case, more than 60 days nor less than 10 days prior to the date of the particular action.

If the Board or a committee of the Board does not fix a record date for the determination of Stockholders entitled to notice of or to vote at a meeting of Stockholders, the record date shall be at the close of business on the day next preceding the day on which notice is given or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held or the date on which the Board adopts the resolution declaring a dividend.

3.13. Voting of Shares. Except as otherwise required by Delaware Law, the Certificate, any certificate of designations, or the Bylaws, (i) at all meetings of Stockholders for the election of directors, a plurality of votes cast shall be sufficient to elect such directors; (ii) any other action taken by Stockholders shall be valid and binding upon the Company with the affirmative vote of the holders of the majority of the shares entitled to vote on, and who voted for, against, or expressly abstained with respect to, the matter at a Stockholders’ meeting of the Company at which a quorum is present, except that adoption, amendment or repeal of the Bylaws by Stockholders will require the vote of a majority of the shares entitled to vote; and (iii) broker non-votes are considered for purposes of establishing a quorum but not considered as votes cast for or against a proposal or director nominee. Each Stockholder shall have one vote for every share of stock having voting rights registered in his/her name on the record date for the meeting, except as otherwise provided in any preferred stock designation setting forth the right of preferred stock stockholders. The Company shall not have the right to vote treasury stock of the Company, nor shall another corporation have the right to vote its stock of the Company if the Company holds, directly or indirectly, a majority of the shares entitled to vote in the election of directors of such other corporation. Persons holding stock of the Company in a fiduciary capacity shall have the right to vote such stock. Persons who have pledged their stock of the Company shall have the right to vote such stock unless in the transfer on the books of the Company the pledgor expressly empowered the pledgee to vote such stock. In that event, only the pledgee, or his/her proxy, may represent such stock and vote thereon.

Bylaws of Kidpik Corp.

Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class.

3.14. Inspectors.

3.14.1 Applicability. Unless otherwise required by the Certificate of Incorporation or by Delaware Law, the following provisions of this Section 3.14 shall apply only if and when the Company has a class of voting stock that is: (a) listed on a national securities exchange; (b) authorized for quotation on an interdealer quotation system of a registered national securities association; or (c) held of record by more than two thousand (2,000) Stockholders. In all other cases, observance of the provisions of this Section 3.14 shall be optional, and at the discretion of the Board.

3.14.2 Appointment. The Company shall, in advance of any meeting of Stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. The Company may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of Stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.

3.14.3 Inspector’s Oath. Each inspector of election, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.

3.14.4 Duties of Inspectors. At a meeting of Stockholders, the inspectors of election shall (a) ascertain the number of shares outstanding and the voting power of each share, (b) determine the shares represented at a meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

Bylaws of Kidpik Corp.

3.14.5 Opening and Closing of Polls. The date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a Stockholder shall determine otherwise.

3.14.6 Determinations. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in connection with proxies in accordance with any information provided pursuant to Section 211(a)(2)(b)(i) or (iii) of the Delaware Law, any information provided in connection with proxies submitted pursuant to Section 211(e) or 212(c)(2) of the Delaware Law, ballots and the regular books and records of the Company, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the Stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification of their determinations pursuant to this Section 3.14 shall specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

3.15. Proxies. Each Stockholder entitled to vote at a meeting of Stockholders may authorize another person or persons to act for such Stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. All proxies must be filed with the Secretary of the corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Subject to the limitation set forth in the last clause of the first sentence of this Section 3.15, a duly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless (a) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy, or (b) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted.

The attendance at any meeting of a Stockholder who previously has given a proxy shall not have the effect of revoking the same unless he notifies the Secretary in writing prior to the voting of the proxy.

3.16. Action by Consent. Any action required to be taken at any annual or special meeting of Stockholders of the Company or any action which may be taken at any annual or special meeting of such Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action that is the subject of the consent at a meeting in which each Stockholder entitled to vote on the action is present and votes, and shall be delivered to the Company by delivery to its registered office, its principal place of business, or an officer or agent of the Company having custody of the book in which proceedings of meetings of Stockholders are recorded.

Bylaws of Kidpik Corp.

Every written consent shall bear the date of signature of each Stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days (or such other period as provided by applicable law) of the earliest dated consent delivered in the manner required by this Section to the Company, written consents signed by a sufficient number of holders to take action are delivered to the Company by delivery to its registered office, its principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings of Stockholders are recorded. Delivery made to the Company’s registered office shall be by hand or by certified or registered mail, return receipt requested.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing, provided further that failure to provide such notice shall not effect the validity of such action.

In the event of the delivery to the Company of a consent or consents in writing (“Consents”), the secretary of the Company, or such other officer of the Company as the Board may designate, shall provide for the safe-keeping of such Consents and any related revocations and shall promptly conduct such ministerial review of the sufficiency of all Consents and any related revocations and of the validity of the action to be taken by Stockholder consent as the secretary of the Company, or such other officer of the Company as the Board may designate, as the case may be, deems necessary or appropriate, including, without limitation, whether the Stockholders of a number of shares having the requisite voting power to authorize or take the action specified in Consents have given consent; provided, however, that if the corporate action to which the Consents relate is the removal or replacement of one or more members of the Board, the secretary of the Company, or such other officer of the Company as the Board may designate, as the case may be, shall promptly designate two persons, who shall not be members of the Board, to serve as inspectors (“Inspectors”) with respect to such Consent and such Inspectors shall discharge the functions of the secretary of the Company, or such other officer of the Company as the Board may designate, as the case may be, under this section. If after such investigation the secretary of the Company, such other officer of the Company as the Board may designate or the Inspectors, as the case may be, shall determine that the action purported to have been taken is duly authorized by the Consents, that fact shall be certified on the records of the Company kept for the purpose of recording the proceedings of meetings of Stockholders and the Consents shall be filed in such records.

In conducting the investigation required by this section, the secretary of the Company, such other officer of the Company as the Board may designate or the Inspectors, as the case may be, may, at the expense of the Company, retain special legal counsel and any other necessary or appropriate professional advisors as such person or persons may deem necessary or appropriate and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

No action by written consent without a meeting shall be effective until such date as the secretary of the Company, such other officer of the Company as the Board may designate, or the Inspectors, as applicable, certify to the Company that the Consents delivered to the Company in accordance with this section, represent at least the minimum number of votes that would be necessary to take the corporate action in accordance with Delaware law and the Certificate of Incorporation and Bylaws of the Company.

Bylaws of Kidpik Corp.

Nothing contained in this Section 3.16 shall in any way be construed to suggest or imply that the Board or any Stockholder shall not be entitled to contest the validity of any Consents or related revocations, whether before or after such certification by the secretary of the Company, such other officer of the Company as the Board may designate or the Inspectors, as the case may be, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

3.17. Cumulative Voting. Cumulative voting is expressly forbidden.

3.18. Telephonic or Virtual Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, meetings of the Stockholders may be held through the use of conference telephone or similar communications equipment (including, but not limited to video conferencing), email or instant mail as long as all members participating in such meeting can communicate with one another at the time of such meeting. Participation in such meeting constitutes presence in person at such meeting.

ARTICLE IV.

BOARD OF DIRECTORS

4.1. General Powers. The Board shall manage the property, business and affairs of the Company.

4.2. Number.Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in the Certificate of Incorporation to elect directors (“Preferred Stock Directors”) under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the Board of Directors, but shall consist of not less than one (1) nor more than fifteen (15) directors (exclusive of Preferred Stock Directors). However, no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Directors need not be Stockholders.

Except as to the rights of any preferred stock to appoint Preferred Stock Directors, the directors shall be elected by the vote of a plurality of the votes cast.

4.3. Election of Directors and Term of Office. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board. The term of the initial Class I directors shall terminate on the date of the annual meeting of Stockholders to be held in 2022; the term of the initial Class II directors shall terminate on the date of the annual meeting of Stockholders to be held in 2023; and the term of the initial Class III directors shall terminate on the date of the annual meeting of Stockholders to be held in 2024 or, in each case, upon such director’s earlier death, resignation or removal. At each succeeding annual meeting of Stockholders beginning with the annual meeting of Stockholders to be held in 2022, successors to the class of directors whose term expires at that annual meeting shall be elected for a term of office to expire at the third succeeding annual meeting of Stockholders after their election and until his or her respective successor has been duly elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class or from the removal from office, death, disability, resignation or disqualification of a director or other cause shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors have the effect of removing or shortening the term of any incumbent director.

Bylaws of Kidpik Corp.

If a majority of the votes cast for a director are marked “against” or “withheld” in an uncontested election, the director shall promptly tender his or her irrevocable resignation for the Board of Directors’ consideration. If such director’s resignation is accepted by the Board, then the Board of Directors, in its sole discretion, may fill the resulting vacancy in accordance with the provisions of Section 4.3 or may decrease the size of the Board of Directors in accordance with the provisions of Section 4.2.

4.4. Resignations. Any director of the Company may resign at any time by giving written notice to the Board or to the Secretary of the Company. Any resignation shall take effect upon receipt or at the time specified in the notice. Unless the notice specifies otherwise, the effectiveness of the resignation shall not depend upon its acceptance.

4.5. Removal. Unless otherwise provided in the Certificate of Incorporation, any applicable certificate of designation or these Bylaws, Stockholders holding a majority of the outstanding shares entitled to vote at an election of directors may remove any director or the entire Board of Directors at any time, only with cause.

4.6. Vacancies. Unless otherwise provided in the Certificate of Incorporation, any applicable certificate of designation or these Bylaws, and subject to applicable law, any vacancy on the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause may be filled by a majority of the remaining directors, a sole remaining director, or the majority Stockholders. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation or any applicable certificate of designation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Any director elected to fill a vacancy shall hold office until his death, resignation, retirement, removal, or disqualification, or until his successor shall have been elected and qualified.

4.7. Chairman of the Board. At the initial and annual meeting of the Board, the directors may elect from their number a Chairman of the Board of Directors. The Chairman shall preside at all meetings of the Board and shall perform such other duties as the Board may direct. The Board also may elect a Vice Chairman and other officers of the Board, with such powers and duties as the Board may designate from time to time.

Bylaws of Kidpik Corp.

4.8. Compensation. The Board may compensate directors for their services and may provide for the payment of all expenses the directors incur by attending meetings of the Board or otherwise.

4.9. Insuring Directors, Officers, and Employees. The Company may purchase and maintain insurance on behalf of any director, officer, employee, or agent of the Company, or on behalf of any person serving at the request of the Company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, against any liability asserted against that person and incurred by that person in any such company, whether or not the Company has the power to indemnify that person against liability for any of those acts.

4.10. Delegation of Authority. Notwithstanding any provision of these Bylaws to the contrary, the Board may delegate the powers or duties of any officer to any other officer or agent.

4.11. Nominations. Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations of persons for election to the Board of Directors must be (a) made by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) made by any Stockholder of record of the Company entitled to vote for the election of directors at the applicable meeting who complies with the notice procedures set forth in Section 3.5. Directors need not be Stockholders. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company in accordance with Section 3.5.

In connection with any annual meeting of the Stockholders (or, if and as applicable, any special meeting of the Stockholders), the Chairman of the Board (or such other person presiding at such meeting in accordance with these Bylaws) shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

ARTICLE V.

MEETINGS OF DIRECTORS

5.1. Regular Meetings. The Board may hold regular meetings at such places, dates and times as the Board shall establish by resolution. If any day fixed for a meeting falls on a legal holiday, the Board shall hold the meeting at the same place and time on the next succeeding business day. The Board need not give notice of regular meetings.

5.2. Place of Meetings. The Board may hold any of its meetings in or out of the State of Delaware, at such places as the Board may designate, at such places as the notice or waiver of notice of any such meeting may designate, or at such places as the persons calling the meeting may designate.

5.3. Meetings by Telecommunications or other Electronic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, meetings of the Board or of any committee designated by the Board may be held through the use of a conference telephone or similar communications equipment such as email, instant messaging or similar communication so long as all members participating in such meeting can communicate with one another at the time of such meeting. Participation in such a meeting constitutes presence in person at such meeting. Each person participating in the meeting, or a duly appointed Secretary of the meeting, who attended such meeting, shall sign the minutes thereof, which may be in counterparts. Approval of said meeting may be accomplished via email or fax.

Bylaws of Kidpik Corp.

5.4. Special Meetings. The Chairman of the Board (or if there is no Chairman, any member of the Board of Directors), the President (or any Vice President if the President is absent or unable or refuses to act), or any two directors then in office (not including the Chairman, if the Company has a Chairman) may call a special meeting of the Board. The person or persons authorized to call special meetings of the Board may fix any place, either in or out of the State of Delaware as the place for the meeting.

5.5. Notice of Special Meetings. The person or persons calling a special meeting of the Board shall give written notice to each director of the time, place, date and purpose of the meeting of not less than three business days if by mail and not less than 24 hours if by facsimile (with confirmation of delivery), email or in person before the date of the meeting, or as otherwise provided by law. If mailed, notice is given on the date deposited in the United States mail, postage prepaid, to such director. If emailed, notice is given on the date the email is sent the member of the Board at his or her email address as it appears on the records of the Company. A director may waive notice of any special meeting, and any meeting shall constitute a legal meeting without notice if all the directors are present or if those not present sign either before or after the meeting a written waiver of notice, a consent to such meeting, or an approval of the minutes of the meeting. A notice or waiver of notice need not specify the purposes of the meeting or the business which the Board will transact at the meeting. Generally, a tentative agenda will be included, but the meeting shall not be confined to any agenda included with the notice.

Upon providing notice, the Secretary or other officer sending notice shall sign and file in the Corporate Record Book a statement of the details of the notice given to each director. If such statement should later not be found in the Corporate Record Book, due notice shall be presumed.

5.6. Waiver by Presence. Except when expressly for the purpose of objecting to the legality of a meeting, a director’s presence at a meeting shall constitute a waiver of notice of such meeting.

5.7. Quorum. A majority of the directors then in office shall constitute a quorum for all purposes at any meeting of the Board. In the absence of a quorum, a majority of directors present at any meeting may adjourn the meeting to another place, date or time without further notice. No proxies shall be given by directors to any person for purposes of voting or establishing a quorum at a directors’ meeting.

5.8. Conduct of Business. The Board shall transact business in such order and manner as the Board may determine. Except as the law requires otherwise, the Board shall determine all matters by the vote of a majority of the directors present at a meeting at which a quorum is present. The directors shall act as a Board, and the individual directors shall have no power as such. At every meeting of the Board of Directors, the Chairman of the Board, if there is such an officer, and if not, the President, or in the President’s absence, a Vice President designated by the President, or in the absence of such designation, a Chairman chosen by a majority of the directors present, shall preside. The Secretary of the Company shall act as Secretary of the Board of Directors’ meetings. When the Secretary is absent from any meeting or in the discretion of the Chairman, the Chairman may appoint any person to act as Secretary of that meeting.

Bylaws of Kidpik Corp.

5.9. Action by Consent. Unless otherwise restricted by the Certificate or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

5.10. Transactions with Interested Directors. Any contract or other transaction between the Company and any of its directors (or any corporation or firm in which any of its directors are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of that director at the meeting during which the contract or transaction was authorized, and notwithstanding the directors’ participation in that meeting. This Section shall apply only if the contract or transaction is just and reasonable to the Company at the time it is authorized and ratified, the interest of each director is known or disclosed to the Board of Directors, and the Board (or an authorized committee thereof) nevertheless authorizes or ratifies the contract or transaction by a majority of the disinterested directors present (or by authorized committee of the Board). Each interested director is to be counted in determining whether a quorum is present, but shall not vote and shall not be counted in calculating the majority necessary to carry the vote. This Section shall not be construed to invalidate contracts or transactions that would be valid in its absence.

ARTICLE VI.

COMMITTEES

6.1. Committees of the Board. The Board may designate, by a vote of a majority of the directors then in office, committees of the Board. The committees shall serve at the pleasure of the Board and shall possess such lawfully delegable powers and duties as the Board may confer.

6.2. Selection of Committee Members. The Board shall elect by a vote of a majority of the directors then in office a director or directors to serve as the member or members of a committee. By the same vote, the Board may designate other directors as alternate members who may replace any absent or disqualified member at any meeting of a committee. In the absence or disqualification of any member of any committee and any alternate member in his/her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may appoint by unanimous vote another member of the Board to act at the meeting in the place of the absent or disqualified member.

6.3. Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as the law or these Bylaws require otherwise and except as the Board shall otherwise determine. Each committee shall make adequate provision for notice of all meetings to members. A majority of the members of the committee shall constitute a quorum, unless the committee consists of one or two members. In that event, one member shall constitute a quorum. A majority vote of the members present shall determine all matters. A committee may take action without a meeting if all the members of the committee consent in writing and file the consent or consents with the minutes of the proceedings of the committee.

Bylaws of Kidpik Corp.

6.4. Authority. Any committee, to the extent the Board provides, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the affixation of the Company’s seal to all instruments which may require or permit it. However, no committee shall have any power or authority with regard to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the Stockholders the sale, lease or exchange of all or substantially all of the Company’s property and assets, recommending to the Stockholders a dissolution of the Company or a revocation of a dissolution of the Company, or amending these Bylaws of the Company. Unless a resolution of the Board expressly provides, no committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger.

6.5. Minutes. Each committee shall keep regular minutes of its proceedings and report the same to the Board when required.

6.6. Committees. All Committees and all powers provided to such Committees shall be consistent with Delaware Law, the Certificate and the rules and regulations of the principal market or exchange on which the Company’s capital stock then trades.

ARTICLE VII.

OFFICERS

7.1. Officers of the Company. The officers of the Company may consist of a Chief Executive Officer, President, a Secretary, a Treasurer and such Vice Presidents, a Chief Financial Officer, Assistant Secretaries, Assistant Treasurers, and other officers as the Board may designate and elect from time to time. The same person may hold at the same time any two or more offices.

7.2. Election and Term. The Board shall elect the officers of the Company. Each officer shall hold office until his/her death, resignation, retirement, removal or disqualification, or until his/her successor shall have been elected and qualified.

7.3. Compensation of Officers. The Board shall fix the compensation of all officers of the Company. No officer shall serve the Company in any other capacity and receive compensation, unless the Board authorizes the additional compensation.

7.4. Removal of Officers and Agents. The Board may remove any officer or agent it has elected or appointed at any time, with or without cause.

7.5. Resignation of Officers and Agents. Any officer or agent the Board has elected or appointed may resign at any time by giving written notice to the Board, the Chairman of the Board, the President, or the Secretary of the Company. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified. Unless otherwise specified in the notice, the Board need not accept the resignation to make it effective.

Bylaws of Kidpik Corp.

7.6. Bond. The Board may require by resolution any officer, agent, or employee of the Company to give bond to the Company, with sufficient sureties conditioned on the faithful performance of the duties of his respective office or agency. The Board also may require by resolution any officer, agent or employee to comply with such other conditions as the Board may require from time to time.

7.7. Chief Executive Officer. The Chief Executive Officer (CEO) shall be the chief operating officer of the Company and, subject to the Board’s control, shall supervise and direct all of the business and affairs of the Company. When present, he/she shall sign (with or without the Secretary, an Assistant Secretary, or any other officer or agent of the Company which the Board has authorized) deeds, mortgages, bonds, contracts or other instruments which the Board has authorized an officer or agent of the Company to execute. However, the Chief Executive Officer shall not sign any instrument which the law, these Bylaws, or the Board expressly require some other officer or agent of the Company to sign and execute. In general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and such other duties as the Board may prescribe from time to time.

7.8. President. Each President shall have such powers and duties as may be delegated to him or her by the Board. A President may be designated by the Board to perform the duties and exercise the powers of the CEO in the event of the CEO’s absence or disability. In the event the Company does not have a Chief Executive Officer, all of the powers of the CEO, as set forth in Section 7.7, above, shall be held by the President.

7.9. Vice Presidents. In the absence of the President or in the event of his death, inability or refusal to act, the Vice Presidents in the order of their length of service as Vice Presidents, unless the Board determines otherwise, shall perform the duties of the President. When acting as the President, a Vice President shall have all the powers and restrictions of the Presidency. A Vice President shall perform such other duties as the President or the Board may assign to him from time to time.

7.10. Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

The Chief Financial Officer shall deposit all money and other valuables in the name and to the credit of the Company with such depositories as the Board may designate. The Chief Financial Officer shall disburse the funds of the Company as may be ordered by the Board, shall render to the Chief Executive Officer or, in the absence of a Chief Executive Officer, any president and directors, whenever they request it, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Company, and shall have other powers and perform such other duties as may be prescribed by the Board or these Bylaws.

Bylaws of Kidpik Corp.

The Chief Financial Officer may be the Treasurer of the Company.

7.11. Secretary. The Secretary shall (a) keep the minutes of the meetings of the Stockholders and of the Board in one or more books for that purpose, (b) give all notices which these Bylaws or the law requires, (c) serve as custodian of the records and seal of the Company, (d) affix the seal of the Company to all documents which the Board has authorized execution on behalf of the Company under seal, (e) maintain a register of the address of each Stockholder of the Company (unless maintained by a duly appointed Transfer Agent), (f) sign, with the President, a Vice President, or any other officer or agent of the Company which the Board has authorized, certificates for shares of the Company, (g) have charge of the stock transfer books of the Company, and (h) perform all duties which the President or the Board may assign to him/her from time to time.

7.12. Assistant Secretaries. In the absence of the Secretary or in the event of his/her death, inability or refusal to act, the Assistant Secretaries in the order of their length of service as Assistant Secretary, unless the Board determines otherwise, shall perform the duties of the Secretary. When acting as the Secretary, an Assistant Secretary shall have the powers and restrictions of the Secretary. An Assistant Secretary shall perform such other duties as the President, Secretary or Board may assign from time to time.

7.13. Treasurer. The Treasurer shall (a) have responsibility for all funds and securities of the Company, (b) receive and give receipts for moneys due and payable to the Company from any source whatsoever, (c) deposit all moneys in the name of the Company in depositories which the Board selects, and (d) perform all of the duties which the President or the Board may assign to him/her from time to time.

7.14. Assistant Treasurers. In the absence of the Treasurer or in the event of his/her death, inability or refusal to act, the Assistant Treasurers in the order of their length of service as Assistant Treasurer, unless the Board determines otherwise, shall perform the duties of the Treasurer. When acting as the Treasurer, an Assistant Treasurer shall have the powers and restrictions of the Treasurer. An Assistant Treasurer shall perform such other duties as the Treasurer, the President, or the Board may assign to him/her from time to time.

7.15. Other Officers. The Board may appoint, or empower the Chief Executive Officer, or any other duly appointed officer of the Company, to appoint, such other officers and agents as the business of the Company may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board, Chief Executive Officer, or other designated officer may from time to time determine.

7.16. Delegation of Authority. Notwithstanding any provision of these Bylaws to the contrary, the Board may delegate the powers or duties of any officer to any other officer or agent.

7.17. Action with Respect to Securities of Other Corporations. Unless the Board directs otherwise, the Chief Executive Officer and President shall have the power to vote and otherwise act on behalf of the Company, in person or by proxy, at any meeting of Stockholders of or with respect to any action of Stockholders of any other corporation in which the Company holds securities. Furthermore, unless the Board directs otherwise, the Executive Officer and President shall exercise any and all rights and powers which the Company possesses by reason of its ownership of securities in another corporation.

Bylaws of Kidpik Corp.

7.18. Vacancies. The Board may fill any vacancy in any office because of death, resignation, removal, disqualification or any other cause in the manner which these Bylaws prescribe for the regular appointment to such office.

ARTICLE VIII.
CONTRACTS, DRAFTS, DEPOSITS AND ACCOUNTS

8.1. Contracts. Except as otherwise provided in these Bylaws, the Board, or any officers of the Company authorized thereby, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Company; such authority may be general or confined to specific instances.

8.2. Drafts. From time to time, the Board shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Company, and only the persons so authorized shall sign or endorse those instruments.

8.3. Deposits. The Treasurer shall deposit all funds of the Company not otherwise employed in such banks, trust companies, or other depositories as the Board may select or as any officer, assistant, agent or attorney of the Company to whom the Board has delegated such power may select. For the purpose of deposit and collection for the account of the Company, the President or the Treasurer (or any other officer, assistant, agent or attorney of the Company whom the Board has authorized) may endorse, assign and deliver checks, drafts and other orders for the payment of money payable to the order of the Company.

8.4. General and Special Bank Accounts. The Board may authorize the opening and keeping of general and special bank accounts with such banks, trust companies, or other depositories as the Board may select or as any officer, assistant, agent or attorney of the Company to whom the Board has delegated such power may select. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

ARTICLE IX.
CERTIFICATES FOR SHARES AND THEIR TRANSFER

9.1. Certificates for Shares. The shares of the Company shall be (i) represented by certificates or (ii) uncertificated and evidenced by a book-entry system maintained by or through the Company’s transfer agent or registrar, as provided under Delaware Law, at the option of the Board of Directors. Each Stockholder, upon written request to the Transfer Agent or registrar of the Company, shall be entitled to a certificate of the capital stock of the Company in such form as may from time to time be prescribed by the Board of Directors. The Secretary, Transfer Agent, or registrar of the Company shall number the certificates representing shares of the stock of the Company in the order in which the Company issues them. The President or any Vice President and the Secretary or any Assistant Secretary shall sign the certificates in the name of the Company. Any or all certificates may contain facsimile signatures. In case any officer, Transfer Agent, or registrar who has signed a certificate, or whose facsimile signature appears on a certificate, ceases to serve as such officer, Transfer Agent, or registrar before the Company issues the certificate, the Company may issue the certificate with the same effect as though the person who signed such certificate, or whose facsimile signature appears on the certificate, was such officer, Transfer Agent, or registrar at the date of issue. The Secretary, Transfer Agent, or registrar of the Company shall keep a record in the stock transfer books of the Company of the names of the persons, firms or corporations owning the stock represented by the certificates, the number and class of shares represented by the certificates and the dates thereof and, in the case of cancellation, the dates of cancellation. The Secretary, Transfer Agent, or registrar of the Company shall cancel every certificate surrendered to the Company for exchange or transfer. Except in the case of a lost, destroyed, stolen or mutilated certificate, the Secretary, Transfer Agent, or registrar of the Company shall not issue a new certificate in exchange for an existing certificate until he has canceled the existing certificate.

Bylaws of Kidpik Corp.

If the Company shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Company shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of Delaware Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Company shall issue to represent such class or series of stock, a statement that the Company will furnish without charge to each Stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

9.2. Transfer of Shares. A holder of record of shares of the Company’s stock, or his attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary, Transfer Agent or registrar of the Company, may transfer his shares only on the stock transfer books of the Company. Such person shall furnish to the Secretary, Transfer Agent, or registrar of the Company proper evidence of his authority to make the transfer and shall properly endorse and surrender for cancellation his existing certificate or certificates for such shares. Whenever a holder of record of shares of the Company’s stock makes a transfer of shares for collateral security, the Secretary, Transfer Agent, or registrar of the Company shall state such fact in the entry of transfer if the transferor and the transferee request. When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the Company or its Transfer Agent, before recording the transfer of the shares on its books or issuing any certificate there for, may require from the person seeking the transfer reasonable proof of that person’s right to the transfer. If there remains a reasonable doubt of the right to the transfer, the Company may refuse a transfer unless the person gives adequate security or a bond of indemnity executed by a corporate surety or by two individual sureties satisfactory to the Company as to form, amount, and responsibility of sureties. The bond shall be conditioned to protect the Company, its officers, Transfer Agents, and registrars, or any of them, against any loss, damage, expense, or other liability for the transfer or the issuance of a new certificate for shares.

Bylaws of Kidpik Corp.

9.3. Lost Certificates. The Company may direct that a new certificate or certificates be issued to replace any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed and on such terms and conditions as the Company may require. When authorizing the issue of a new certificate or certificates, the Company may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require, to indemnify the Company in such manner as it may require, and/or to give the Company a bond or other adequate security in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

9.4. Regulations. The Board may make such rules and regulations, not inconsistent with these Bylaws, as it deems expedient concerning the issue, transfer and registration of certificates for shares of the stock of the Company. The Board may appoint or authorize any officer or officers to appoint one or more Transfer Agents, or one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

9.5. Holder of Record. The Company may treat as absolute owners of shares the person in whose name the shares stand of record as if that person had full competency, capacity and authority to exercise all rights of ownership, despite any knowledge or notice to the contrary or any description indicating a representative, pledge or other fiduciary relation, or any reference to any other instrument or to the rights of any other person appearing upon its record or upon the share certificate. However, the Company may treat any person furnishing proof of his/her appointment as a fiduciary as if he/she were the holder of record of the shares.

9.6. Treasury Shares. Treasury shares of the Company shall consist of shares which the Company has issued and thereafter acquired but not canceled. Treasury shares shall not carry voting or dividend rights.

9.7. Consideration For Shares. Shares may be issued for such consideration as may be fixed from time to time by the Board of Directors, but not less than the par value stated in the Certificate.

ARTICLE X.
INDEMNIFICATION

10.1. Definitions. In this Article:

(a) “Indemnitee” means (i) any present or former director, advisory director or officer of the Company, (ii) any person who while serving in any of the capacities referred to in clause (i) hereof served at the Company’s request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) hereof.

Bylaws of Kidpik Corp.

(b) “Official Capacity” means (i) when used with respect to a director, the office of director of the Company, and (ii) when used with respect to a person other than a director, the elective or appointive office of the Company held by such person or the employment or agency relationship undertaken by such person on behalf of the Company, but in each case does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

(c) “Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

10.2. Indemnification. The Company shall indemnify every Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding in which he/she was, is or is threatened to be named defendant or respondent, or in which he/she was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his/her serving or having served, or having been nominated or designated to serve, in any of the capacities referred to in Section 10.1, if it is determined in accordance with Section 10.4 that the Indemnitee (a) conducted himself/herself in good faith, (b) reasonably believed, in the case of conduct in his/her Official Capacity, that his/her conduct was in the Company’s best interests and, in all other cases, that his/her conduct was at least not opposed to the Company’s best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his/her conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to the Company or is found liable on the basis that personal benefit was improperly received by the Indemnitee the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his/her duty to the Company. Except as provided in the immediately preceding proviso to the first sentence of this Section 10.2, no indemnification shall be made under this Section 10.2 in respect of any Proceeding in which such Indemnitee shall have been (a) found liable on the basis that personal benefit was improperly received by him/her, whether or not the benefit resulted from an action taken in the Indemnitee’s Official Capacity, or (b) found liable to the Company. The termination of any Proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a), (b) or (c) in the first sentence of this Section 10.2. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee. The indemnification provided herein shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

10.3. Successful Defense. Without limitation of Section 10.2 and in addition to the indemnification provided for in Section 10.2, the Company shall indemnify every Indemnitee against reasonable expenses incurred by such person in connection with any Proceeding in which he/she is a witness or a named defendant or respondent because he/she served in any of the capacities referred to in Section 10.1, if such person has been wholly successful, on the merits or otherwise, in defense of the Proceeding.

Bylaws of Kidpik Corp.

10.4. Determinations. Any indemnification under Section 10.2 (unless ordered by a court of competent jurisdiction) shall be made by the Company only upon a determination that indemnification of the Indemnitee is proper in the circumstances because he/she has met the applicable standard of conduct. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who, at the time of such vote, are not named defendants or respondents in the Proceeding; (b) if such a quorum cannot be obtained, then by a majority vote of a committee of the Board of Directors, duly designated to act in the matter by a majority vote of all directors (in which designated directors who are named defendants or respondents in the Proceeding may participate), such committee to consist solely of two (2) or more directors who, at the time of the committee vote, are not named defendants or respondents in the Proceeding; (c) by special legal counsel selected by the Board of Directors or a committee thereof by vote as set forth in clauses (a) or (b) of this Section 10.4 or, if the requisite quorum of all of the directors cannot be obtained therefor and such committee cannot be established, by a majority vote of all of the directors (in which directors who are named defendants or respondents in the Proceeding may participate); or (d) by the shareholders in a vote that excludes the shares held by directors that are named defendants or respondents in the Proceeding. Determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, determination as to reasonableness of expenses must be made in the manner specified in clause (c) of the preceding sentence for the selection of special legal counsel. In the event a determination is made under this Section 10.4 that the Indemnitee has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.

10.5. Advancement of Expenses. Reasonable expenses (including court costs and attorneys’ fees) incurred by an Indemnitee who was or is a witness or was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid by the Company at reasonable intervals in advance of the final disposition of such Proceeding, and without making any of the determinations specified in Section 10.4, after receipt by the Company of (a) a written affirmation by such Indemnitee of his/her good faith belief that he/she has met the standard of conduct necessary for indemnification by the Company under this Article and (b) a written undertaking by or on behalf of such Indemnitee to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that he/she is not entitled to be indemnified by the Company as authorized in this Article. Such written undertaking shall be an unlimited obligation of the Indemnitee but need not be secured and it may be accepted without reference to financial ability to make repayment. Notwithstanding any other provision of this Article, the Company may pay or reimburse expenses incurred by an Indemnitee in connection with his/her appearance as a witness or other participation in a Proceeding at a time when he/she is not named a defendant or respondent in the Proceeding.

10.6. Employee Benefit Plans. For purposes of this Article, the Company shall be deemed to have requested an Indemnitee to serve an employee benefit plan whenever the performance by him/her of his/her duties to the Company also imposes duties on or otherwise involves services by him/her to the plan or participants or beneficiaries of the plan. Excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall be deemed fines. Action taken or omitted by an Indemnitee with respect to an employee benefit plan in the performance of his/her duties for a purpose reasonably believed by him/her to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Company.

Bylaws of Kidpik Corp.

10.7. Other Indemnification and Insurance. The indemnification provided by this Article shall (a) not be deemed exclusive of, or to preclude, any other rights to which those seeking indemnification may at any time be entitled under the Company’s Certificate of Incorporation, any law, agreement or vote of Stockholders or disinterested directors, or otherwise, or under any policy or policies of insurance purchased and maintained by the Company on behalf of any Indemnitee, both as to action in his/her Official Capacity and as to action in any other capacity, (b) continue as to a person who has ceased to be in the capacity by reason of which he/she was an Indemnitee with respect to matters arising during the period he/she was in such capacity, (c) inure to the benefit of the heirs, executors and administrators of such a person and (d) not be required if and to the extent that the person otherwise entitled to payment of such amounts hereunder has actually received payment therefor under any insurance policy, contract or otherwise.

10.8. Notice. Any indemnification of or advance of expenses to an Indemnitee in accordance with this Article shall be reported in writing to the Stockholders of the Company with or before the notice or waiver of notice of the next Stockholders’ meeting or with or before the next submission to Stockholders of a consent to action without a meeting and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

10.9. Construction. The indemnification provided by this Article shall be subject to all valid and applicable laws, including, without limitation, Delaware Law, and, if any provision or provisions of this ARTICLE X shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, the legality and enforceability of the remaining provisions of this ARTICLE X (including, without limitation, each portion of any paragraph or clause of this ARTICLE X containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this ARTICLE X (including, without limitation, each such portion of any paragraph of this ARTICLE X containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

10.10. Continuing Offer, Reliance, etc. The provisions of this Article (a) are for the benefit of, and may be enforced by, each Indemnitee of the Company, the same as if set forth in their entirety in a written instrument duly executed and delivered by the Company and such Indemnitee and (b) constitute a continuing offer to all present and future Indemnitees. The Company, by its adoption of these Bylaws, (a) acknowledges and agrees that each Indemnitee of the Company has relied upon and will continue to rely upon the provisions of this Article in becoming, and serving in any of the capacities referred to in Section 10.1 of this Article, (b) waives reliance upon, and all notices of acceptance of, such provisions by such Indemnitees and (c) acknowledges and agrees that no present or future Indemnitee shall be prejudiced in his/her right to enforce the provisions of this Article in accordance with its terms by any act or failure to act on the part of the Company.

Bylaws of Kidpik Corp.

10.11. Effect of Amendment. No amendment, modification or repeal of this Article or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitees to be indemnified by the Company, nor the obligation of the Company to indemnify any such Indemnitees, under and in accordance with the provisions of the Article as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

ARTICLE XI.

DIVIDENDS

11.1. General. The Board, subject to any restrictions contained in either (i) Delaware Law, or (ii) the Certificate, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the Company’s capital stock.

11.2. Dividend Reserve. The Board may set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

ARTICLE XII.

NOTICES

12.1. General. Whenever these Bylaws require notice to any Stockholder, director, officer or agent, such notice does not mean personal notice. A person may give effective notice under these Bylaws in every case by depositing a writing in a post office or letter box in a postpaid, sealed wrapper, or by dispatching a prepaid telegram addressed to such Stockholder, director, officer or agent at his/her address on the books of the Company. Unless these Bylaws expressly provide to the contrary, the time when the person sends notice shall constitute the time of the giving of notice.

12.2. Waiver of Notice. Whenever the law or these Bylaws require notice, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein.

12.3. Electronic Notice. Without limiting the manner by which notice otherwise may be given effectively to Stockholders pursuant to Delaware Law, the Certificate or these Bylaws, any notice to Stockholders given by the Company under any provision of Delaware Law, the Certificate or these Bylaws shall be effective if given by a form of electronic transmission consented to by the Stockholder to whom the notice is given. Any such consent shall be revocable by the Stockholder by written notice to the Company. Any such consent shall be deemed revoked if:

(i)	the Company is unable to deliver by electronic transmission two consecutive notices given by the Company in accordance with such consent; and

Bylaws of Kidpik Corp.

(ii)	such inability becomes known to the Secretary or an Assistant Secretary of the Company or to the Transfer Agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i)	if by facsimile telecommunication, when directed to a number at which the Stockholder has consented to receive notice;

(ii)	if by electronic mail, when directed to an electronic mail address at which the Stockholder has consented to receive notice;

(iii)	if by a posting on an electronic network together with separate notice to the Stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iv)	if by any other form of electronic transmission, when directed to the Stockholder.

An affidavit of the Secretary or an Assistant Secretary or of the Transfer Agent or other agent of the Company that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein. An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Notwithstanding the above, no notice by a form of electronic transmission shall be effective if prohibited by Delaware Law, the Certificate or these Bylaws.

12.4. Undeliverable Notices. Whenever notice is required to be given, under any provision of Delaware Law, the Certificate or these Bylaws, to any Stockholder to whom (a) notice of two (2) consecutive annual meetings, or (b) all, and at least two (2) payments (if sent by first-class mail) of dividends or interest on securities during a twelve (12) month period, have been mailed addressed to such person at such person’s address as shown on the records of the Company and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the Company a written notice setting forth such person’s then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the Company is such as to require the filing of an amendment to the Certificate with the Secretary of State of Delaware, the amendment need not state that notice was not given to persons to whom notice was not required to be given pursuant to Delaware Law.

Bylaws of Kidpik Corp.

ARTICLE XIII.

MISCELLANEOUS

13.1. Facsimile Signatures. In addition to the use of facsimile signatures which these Bylaws specifically authorize, the Company may use such facsimile signatures of any officer or officers, agents or agent, of the Company as the Board or a committee of the Board may authorize.

13.2. Corporate Seal. The Board may provide for a suitable seal containing the name of the Company, of which the Secretary shall be in charge. The Treasurer, any Assistant Secretary, or any Assistant Treasurer may keep and use the seal or duplicates of the seal if and when the Board or a committee of the Board so directs.

13.3. Fiscal Year. The Board shall have the authority to fix and change the fiscal year of the Company.

13.4. Bylaw Provisions Additional and Supplemental to Provisions of Law. All restrictions, limitations, requirements and other provisions of these Bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

13.5. Bylaw Provisions Contrary to or Inconsistent with Provisions of Law. Any article, section, subsection, subdivision, sentence, clause or phrase of these Bylaws which, upon being construed in the manner provided in Section 13.4 of these Bylaws, shall be contrary to or inconsistent with any applicable provision of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these Bylaws, it being hereby declared that these Bylaws, and each article, section, subsection, subdivision, sentence, clause, or phrase thereof, would have been adopted irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

13.6. Representation of Shares of Other Corporations. The Chief Executive Officer, the President or any Vice President, the Chief Financial Officer or the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary of the Company is authorized to vote, represent and exercise on behalf of the Company all rights incident to any and all shares of any corporation or corporations or similar ownership interests of other business entities standing in the name of the Company. The authority herein granted to said officers to vote or represent on behalf of the Company any and all shares or similar ownership interests held by the Company in any other corporation or corporations or other business entities may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

ARTICLE XIV.

AMENDMENTS

14.1. Amendments. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the Stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation at any regular meeting of the Stockholders or of the Board of Directors, or at any special meeting of the Stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new by laws be contained in the notice of such special meeting. Bylaw changes shall take effect upon adoption unless otherwise specified.

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Bylaws of Kidpik Corp.